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                                                                    EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 23, 1996, except for Note 8 as to which the date is May 9, 1996, with respect to the financial statements of Grupo Industrial Santa Engracia, S.A. de C.V. in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-3539) and related Prospectus of The UniMark Group, Inc. for the registration of 2,000,000 shares of its common stock.


                                          MANCERA, S.C.
                                          ERNST & YOUNG

San Pedro Garza Garcia, N.L., Mexico

June 13, 1996